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                                                                      EXHIBIT 11

                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In thousands, except per share amounts)
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                                                                 Three Months Ended                         Six Months Ended
                                                        --------------------------------          --------------------------------
                                                         October 28,         October 29,           October 28,         October 29,
                                                            1995                1994                  1995                 1994
                                                        ------------        ------------          ------------        ------------
Primary earnings per share

     Weighted average number of
       issued shares outstanding                             4,222               4,071                 4,220               4,071

Effect of:
     1986 Long-Term Incentive Plan                             218                 227                   212                 220
     Restated Non-Employee Directors'
       Stock Option Plan                                        49                  42                    48                  40
     Employee Stock Purchase Plan                                6                   6                     5                   6
                                                        ------------        ------------          ------------        ------------

Shares outstanding used to compute
  primary earnings per share                                 4,495               4,346                 4,485               4,337
                                                        ------------        ------------          ------------        ------------
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Net income                                                $  2,148            $  1,869              $  3,581            $  3,072
                                                        ------------        ------------          ------------        ------------
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Primary earnings per share                                $    .48            $    .43              $    .80            $    .71
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Fully diluted earnings per share -

     Weighted average number of shares
       used for primary earnings per share                   4,495               4,346                 4,485               4,337

Effect of:
     1986 Long-Term Incentive Plan                             ---                   5                     5                   3
     Restated Non-Employee Directors'
       Stock Option Plan                                       ---                   1                     1                   1
     Employee Stock Purchase Plan                              ---                   2                     1                   1
                                                        ------------        ------------          ------------        ------------

Shares outstanding used to compute
  fully diluted earnings per share                           4,495               4,354                 4,492               4,342
                                                        ------------        ------------          ------------        ------------
                                                        ------------        ------------          ------------        ------------

Net income                                                $  2,148            $  1,869              $  3,581            $  3,072
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Fully diluted earnings per share                          $    .48            $    .43              $    .80            $    .71
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